                                                                  Exhibit 11.1
                                                                      (1 of 2)


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)



                                                                              Three Months Ended June 30,
                                                         -------------------------------------------------------------------
                                                                       1997                                1996
                                                         -------------------------------      ------------------------------
                                                                                Fully                               Fully
                                                            Primary            Diluted           Primary           Diluted
                                                         ------------       ------------      ------------     -------------
  I.  Shares Outstanding, June 30                           5,439,546          5,439,546        6,693,646          6,693,646

 II.  Stock Purchased During the Period:

         Options exercised (weighted)                          42,417             42,417
         Purchase of treasury stock (weighted)                (47,542)           (47,542)              --                --
                                                         ------------       ------------       -----------      ------------
                                                            5,434,421          5,434,421         6,693,646         6,693,646

III.  Weighted Equivalent Shares:

         Assumed options and warrants exercised                33,052             47,884            36,123            36,181
                                                         ------------       ------------       -----------      ------------

 IV.  Weighted Average Shares and Equivalent Shares         5,467,473          5,482,305         6,729,769         6,729,827
                                                         ============       ============       -----------      ------------

  V.  Net Income                                         $ 20,363,000       $ 20,363,000       $ 1,816,000      $  1,816,000
                                                         ============       ============       ===========      ============

 VI.  Net Income Per Share                               $       3.72       $       3.71       $       .27      $        .27
                                                         ============       ============       ===========      ============

                                                                  Exhibit 11.1
                                                                      (2 of 2)


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                                                                Nine Months Ended June 30,
                                                         --------------------------------------------------------------------
                                                                        1997                                  1996
                                                         ---------------------------------     ------------------------------
                                                                                Fully                                 Fully
                                                             Primary           Diluted             Primary           Diluted
                                                         ------------       ------------       ------------      ------------
  I.  Shares Outstanding, June 30                           6,693,646          6,693,646          6,693,646         6,693,646

 II.  Stock Purchased During the Period:

         Options exercised (weighted)                          20,277             20,277
         Purchase of treasury stock (weighted)               (636,238)          (636,238)              --                --
                                                         ------------       ------------       ------------      ------------
                                                            6,077,685          6,077,685          6,693,646         6,693,646

III.  Weighted Equivalent Shares:

         Assumed options and warrants exercised                10,118             29,153             24,233            35,526
                                                         ------------       ------------       ------------      ------------

 IV.  Weighted Average Shares and Equivalent Shares         6,087,803          6,106,838          6,717,879         6,729,172
                                                         ============       ============       ============      ============

  V.  Net Income                                         $ 25,509,000       $ 25,509,000       $ 12,444,000      $ 12,444,000
                                                         ============       ============       ============      ============

 VI.  Net Income Per Share                               $       4.19       $       4.18       $       1.85      $       1.85
                                                         ============       ============       ============      ============